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                                                                     EXHIBIT 4.2


                      AMENDED AND RESTATED LIMITED GUARANTY

         THIS AMENDED AND RESTATED LIMITED GUARANTY ("Guaranty"), is made and entered into effective as of March 22, 1999 by DOUGLAS A. P. HAMILTON ("Guarantor"), for the benefit of COMPASS BANK, a Texas state chartered banking institution ("Bank").

                              W I T N E S S E T H:

         WHEREAS, on the date hereof, Bank has advanced or will advance certain funds to CARRIZO OIL & GAS, INC., a Texas corporation ("Borrower") pursuant to that certain Fifth Amendment dated effective March 22, 1999 (the "Fifth Amendment") to the First Amended, Restated, and Combined Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment thereto dated July 30, 1998, the Fourth Amendment thereto dated September 24, 1998 and said Fifth Amendment (collectively, the "Loan Agreement"), specifically including the indebtedness evidenced by that certain term promissory note dated of even date with the Fifth Amendment, executed by Borrower and payable to Bank, in the principal amount of $9,000,000.00 and all other notes given in substitution therefor or in modification, renewal or extension thereof in whole or in part (the "Second Term Note");

         WHEREAS, as a condition to Bank's entry into the Fifth Amendment, and its advance of funds to Borrower thereunder, Guarantor has agreed to enter into this Guaranty of certain indebtedness owed or to be owed by Borrower to Bank;

         WHEREAS, Guarantor is a senior executive and substantial shareholder of Borrower; and

         WHEREAS, Guarantor will directly and indirectly benefit from the Second Term Loan, as defined in the Loan Agreement, and evidenced by the Second Term Note.

         NOW, THEREFORE, for and in consideration of the premises and the extension of credit by Bank to Borrower pursuant to the Loan Agreement, and for TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to execute the Fifth Amendment, Bank and Guarantor hereby agree as follows:

         1. Guarantor unconditionally guarantees the prompt payment to Bank of the following (the "Guaranteed Indebtedness"):

         (a) Any and all indebtedness, obligations (including reimbursement obligations) and liabilities of Borrower to Bank now existing or hereafter incurred in connection with or incident to the Second Term Loan, under or arising out of or in connection with any documents executed in connection with any indebtedness of Borrower to Bank in connection with the Second Term Loan or any promissory note or notes executed by Borrower at any time in connection with the Second Term Loan, whether for principal, interest,

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                  penalty interest, fees, expenses or otherwise, including,
                  without limitation, all sums, principal, accrued interest and other amounts owing with respect to the Second Term Note, together with any and all renewals, extensions and/or rearrangements thereof, whether with or without notice to Guarantor;

         (b) All interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by the Bank in connection with the execution, administration or enforcement of the Bank's rights and remedies under the Second Term Note; and

         (c) All post-petition interest on the Guaranteed Indebtedness in the event of a bankruptcy or insolvency of the Borrower.

Provided, however, that Guarantor's obligation hereunder shall never exceed $4,500,000.00. Guarantor shall at all times maintain at least $5,000,000.00 in Liquid Assets (defined below). To evidence such maintenance of Liquid Assets, Guarantor shall deliver to Bank, on or before the forty-fifth (45th) day after the end of each calendar quarter, a Certificate of Liquidity in the form attached hereto as Exhibit "A", certifying the value of such Guarantor's Liquid Assets effective as of the end of each calendar quarter. "Liquid Assets" shall mean Cash on hand and balances in checking accounts available for immediate withdrawal, the value, from time to time, of short-term, highly liquid investments that are readily convertible to Cash (defined below), such as treasury bills, commercial paper and money market funds, and the value, from time to time, of unrestricted shares of stock that are publicly traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ, and otherwise acceptable to the Bank, but only to the extent the foregoing are free from all liens, claims and encumbrances, including liens or security interests in favor of the Bank. "Cash" shall mean legal tender of the United States of America.

         2. If the Guaranteed Indebtedness is not paid by Guarantor when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection, or if this Guaranty is enforced by suit or through the Bankruptcy Court or through any judicial proceedings, Guarantor shall pay to Bank an amount equal to its reasonable attorneys' fees and collection costs incurred by Bank in the collection of the Guaranteed Indebtedness.

         3. This is an absolute, complete and continuing Guaranty, and no notice of the Guaranteed Indebtedness or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor, nor shall anything herein contained be a limitation upon the amount of credit which may be extended to Borrower, the numbers of transactions with Borrower, repayments by Borrower to Bank, or the allocation by Bank of repayment by Borrower, it being the understanding of the Guarantor that Guarantor's liability shall continue hereunder so long as any of the Guaranteed Indebtedness remains unpaid. Borrower and Bank may rearrange, increase, decrease, extend and/or renew the Guaranteed Indebtedness without notice to Guarantor and in such event Guarantor will remain fully bound hereunder on the Guaranteed Indebtedness. The obligations of Guarantor hereunder shall not be released, impaired or diminished by any amendment, modification or alteration of the Loan Agreement or the Second Term Note. Guarantor expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, dishonor, diligence, notice of any amendment of the Loan Agreement, notice of any adverse change in the financial condition of


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Borrower, notice of any adjustment, indulgence, forbearance or compromise that might be granted or given by Bank to Borrower, and also notice of acceptance of this Guaranty, acceptance on the part of Bank being conclusively presumed by its request for this Guaranty and delivery of the same to it. The liability and obligations of Guarantor hereunder shall not be affected or impaired by any action or inaction by Bank in regard to any matter waived or notice of which is waived by Guarantor in this paragraph or in any other paragraph of this Guaranty.

         4. Guarantor authorizes Bank, without notice or demand and without affecting Guarantor's liability hereunder, (a) to take and hold security for the payment of this Guaranty and/or the Guaranteed Indebtedness, and to exchange, enforce, waive and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; (c) to obtain a guaranty of the Guaranteed Indebtedness from any one or more other persons, corporations or entities whomsoever and to enforce, waive, rearrange, modify, limit or release at any time or times such other persons, corporations or entities from their obligations under such guaranties;
(d) to waive or delay the exercise of any of its rights or remedies against the Borrower or any other person or entity; (e) to renew, extend, or modify the terms of any of the Guaranteed Indebtedness or any instrument or agreement evidencing the same; and (f) to fully or partially release at any time any Guarantor which executes this Guaranty whether with or without consideration.

         5. Guarantor waives any right to require Bank to (a) proceed against, or make any effort at the collection of the Guaranteed Indebtedness from Borrower or any other guarantor or party liable for the Guaranteed Indebtedness;
(b) proceed against or exhaust any collateral held by Bank; or (c) pursue any other remedy in Bank's power whatsoever. Guarantor further waives any and all rights and remedies which Guarantor may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Guaranteed Indebtedness, and Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other guarantor be found not liable on the Guaranteed Indebtedness for any reason including, without limitation, insanity, minority, disability, bankruptcy, insolvency, death or corporate dissolution, even though rendering the Guaranteed Indebtedness void or unenforceable or uncollectible as against Borrower or any other guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made and will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the applicable rate under the Loan Agreement and collection costs and fees (including, without limitation, attorneys' fees) applicable thereto, subject to the limitations set forth in Sections 1 and 10 hereof.

         6. The liability and obligations of Guarantor hereunder shall not be affected or impaired by (a) the failure of Bank or any other party to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of the collateral securing payment of all or any part of the Guaranteed Indebtedness, (b) the failure of any security interest or lien intended to be granted or created to secure the Guaranteed Indebtedness to be properly perfected


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or created or the unenforceability of any security interest or lien for any other reason, or (c) the subordination of any such security interest or lien to any other security interest or lien.

         7. Bank may pursue any remedy without altering the obligations of Guarantor hereunder and without liability to Guarantor, even though Bank's pursuit of such remedy may result in Guarantor's loss of rights of subrogation or to proceed against others for reimbursement or contribution or any other right. In no event shall any payment by Guarantor entitle it, by subrogation or otherwise, to any rights against Borrower or any right to participate in any security now or hereafter held by Bank prior to payment in full of all of the Guaranteed Indebtedness and, in any event, not until 367 days after the making of any payment and/or the granting of any security interest by Borrower or any other guarantor to Bank in connection with the Guaranteed Indebtedness.

         8. Should the status of Borrower change in any way, including, without limitation, as a result of any dissolution of Borrower, any sale, lease or transfer of any or all of the assets of Borrower, any changes in the shareholders of Borrower, or any reorganization of Borrower, this Guaranty shall continue, and shall cover the Guaranteed Indebtedness under the new status.

         9. The liability of Guarantor for the payment of the Guaranteed Indebtedness shall be primary and not secondary.

         10. Guarantor is familiar with and has independently reviewed the books and records regarding the financial condition of Borrower and is familiar with the value of any and all collateral intended to be granted as security for the payment of the Guaranteed Indebtedness; Guarantor is not, however, relying on such financial condition or such collateral as an inducement to enter into this Guaranty. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets and property which, valued fairly, exceed such Guarantor's obligations, debts and liabilities, and has and will have assets and property sufficient to satisfy, repay and discharge the same. Notwithstanding the definition of Guaranteed Indebtedness herein, the liability of Guarantor hereunder is limited to (a) the lowest amount that would render this Guaranty void against creditors or creditors' representatives under any fraudulent conveyance or similar law or under Sections 544 or 548 of the Bankruptcy Code of 1978, as revised, minus (b) $1.00.

         11. If Borrower shall at any time or times be or become obligated to Bank for payment of any indebtedness other than the Guaranteed Indebtedness, Bank (without in any way impairing its rights hereunder or diminishing Guarantor's liability) shall be at liberty at any time or times to apply to such other indebtedness any amounts paid to or received by or coming into the hands of Bank from or attributable to Borrower or any other person or party liable for any of such other indebtedness or from or attributable to or representing proceeds of any property or security held by Bank securing payment of such other indebtedness or any credits, deposits or offsets due Borrower or other party liable on any of such other indebtedness (whether or not the Guaranteed Indebtedness or such other indebtedness are then due), it being intended to give Bank the right to apply all payments, credits and offsets and amounts becoming available for application on or credit against the indebtedness of Borrower to Bank (now or hereafter existing) first toward payment and satisfaction of the Borrower's indebtedness not hereby guaranteed, before making application thereof on or against the Guaranteed Indebtedness.


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         12. Guarantor represents and warrants that this Guaranty accurately and completely embodies the entire agreement between Guarantor and Bank with respect to the respective rights, obligations and liabilities of Guarantor and Bank hereunder, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Guarantor acknowledges that Guarantor is not relying on any representations (oral or otherwise) of Bank, or any other party, other than as expressly described in this Guaranty.

         13. This Guaranty was reviewed by Guarantor, and Guarantor acknowledges and agrees that Guarantor (a) understands fully all of the terms of this Guaranty and the consequences and implications of Guarantor's execution of this Guaranty, and (b) has been afforded an opportunity to have this Guaranty reviewed by, and to discuss the terms, consequences and implications of this Guaranty with an attorney or other such persons as Guarantor may have desired.

         14. This Guaranty is and shall be in every particular available to the successors and assigns of Bank and is and shall always be fully binding upon the heirs, executors, administrators, successors and assigns of Guarantor. This Guaranty is intended for and shall inure to the benefit of Bank and each and every other person who shall from time to time be or become the owner or holder of any of the Guaranteed Indebtedness, and each and every reference herein to "Bank" shall also include and refer to each and every successor or assignee of Bank at any time holding or owning any part of or interest in any part of the Guaranteed Indebtedness. This Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent that the Guaranteed Indebtedness is transferable, it being understood and stipulated that upon the assignment or transfer by Bank of any of the Guaranteed Indebtedness the legal or beneficial owner of the Guaranteed Indebtedness (or part thereof or interest therein thus transferred or assigned by Bank) shall also, unless provided otherwise by Bank in its assignment, have and may exercise all of the rights granted to Bank under this Guaranty to the extent of the part of or interest in the Guaranteed Indebtedness thus assigned or transferred to such person or entity. Guarantor expressly waives notice of transfer or assignment of the Guaranteed Indebtedness, or any part thereof, or of the rights of Bank hereunder.

         15. All amounts becoming payable by Guarantor to Bank under this Guaranty shall be payable at Bank's offices in the City of Houston, Harris County, Texas.

         16. Any notice hereunder to Guarantor shall be in writing, duly stamped and addressed to Guarantor at the address shown below Guarantor's signature hereto, or at such other address as Guarantor may by written notice, received by Bank, have designated as Guarantor's address for such purpose. Any notice provided for herein shall become effective upon the earlier of (a) the first business day of Bank following the deposit in a regularly maintained postal deposit box of the United States Postal Service, or (b) the day of its receipt by Guarantor; but actual notice, however given or received, shall always be effective. The preceding sentence shall not be construed in any way to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.

         17. It is the intention of the parties hereto to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Guaranty, or in any documents securing payment hereof or otherwise relating hereto, in no event shall this Guaranty or such documents require the payment or permit the collection of an aggregate amount


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of interest in excess of the maximum amount permitted by such laws, including the laws of the State of Texas and the laws of the United States of America. If any such excess of interest is contracted for, charged or received under this Guaranty or under the terms of any documents securing payment hereof or otherwise relating hereto, or if under any circumstances, the amount of interest (including all amounts payable hereunder which are not denominated as interest but which constitute interest under the applicable laws) contracted for, charged or received under this Guaranty shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) Guarantor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws,
(c) any such excess interest which may have been collected shall be either applied as a credit against the then unpaid Guaranteed Indebtedness or, if the Guaranteed Indebtedness shall have been paid in full, refunded to Guarantor, and
(d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Guaranty or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the full period during which this Guaranty is to be in effect, all interest at any time contracted for, charged or received from Guarantor or otherwise by the holder or holders hereof in connection with this Guaranty.

         18. In case any of the provisions of this Guaranty shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         19. In all instances herein, the singular shall be construed to include the plural and the masculine to include the feminine.

         20. This Guaranty may be executed in multiple counterparts each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty.

         21. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. All actions or proceedings with respect to the Guaranteed Indebtedness or this Guaranty may be instituted in the Courts of the State of Texas located in Harris County, Texas, or the United States District Court for the Southern District of Texas, and by execution and delivery of this Guaranty, Guarantor irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such Court, and irrevocably and unconditionally waives (a) any objection Guarantor may now or hereafter have to the laying of venue in any such Courts,
(b) any claim that any action or proceeding brought in any of such Courts has been brought in an inconvenient forum, and (c) any right to bring any action or proceeding with respect to the Guaranteed Indebtedness or this Guaranty in any forum other than the courts of the State of Texas located in Harris County, Texas, or the United States District Court for the Southern District of Texas.


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         22. GUARANTOR HEREBY RELEASES AND AGREES TO INDEMNIFY AND HOLD BANK AND
ITS OFFICERS, EMPLOYEES, DIRECTORS, AGENTS AND ATTORNEYS (COLLECTIVELY THE "BANK PARTIES") HARMLESS, FROM AND AGAINST ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES, KNOWN OR UNKNOWN, ACCRUED AND UNACCRUED, INCLUDING ANY OF THE
FOREGOING ALLEGED TO HAVE RESULTED FROM NEGLIGENCE OF ANY OF THE BANK PARTIES, UNLESS ATTRIBUTABLE TO BANK PARTIES' OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THAT MAY NOW OR HEREAFTER BE ASSERTED AGAINST ANY OF BANK PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT OR THIS GUARANTY.

         23. Guarantor represents and warrants to Bank that this Guaranty is a valid, binding and enforceable obligation of Guarantor and does not violate any provisions of any law, rule, regulation, contract or agreement enforceable against Guarantor.

         24. Guarantor hereby agrees that a counterpart of this Guaranty bearing the signature of Guarantor may be effectively delivered to the Bank by the delivery of an electronic facsimile sent via telecopier; and that Guarantor shall be bound by his facsimile signature thereon.

         25. This Guaranty amends, restates and replaces that certain Limited Guaranty dated September 24, 1998 previously executed and delivered by Guarantor in connection with the Loan Agreement.

         EXECUTED this day of March, 1999.

                                   GUARANTOR:


                                   --------------------------------------------
                                   DOUGLAS A. P. HAMILTON

                                   Address: c/o Anatar Investments, Inc.
                                            485 Madison Avenue
                                            23rd Floor
                                            New York, NY 10022


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STATE OF TEXAS

COUNTY OF HARRIS



         We _________________________, and _______________________, sign our names to this instrument as witnesses to the signature of DOUGLAS A. P. HAMILTON (the "Signor"), and being duly sworn, do hereby declare to the undersigned authority that we are personally acquainted with the Signor, that we know the Signor to be the person that he purports to be through his signature, that he has signed this instrument willingly, and that each of us, in the presence and hearing of the Signor, the undersigned authority, and each other, hereby execute this instrument as witnesses to the Signor's signing, and that to the best of our knowledge, the Signor is twenty-one years of age or older, of sound mind, and under no constraint or undue influence.


                                         WITNESSES:



                                         --------------------------------------
                                         Printed Name:



                                         --------------------------------------
                                         Printed Name:



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STATE OF TEXAS

COUNTY OF HARRIS


         The foregoing instrument was subscribed, sworn to and acknowledged before me by DOUGLAS A. P. HAMILTON this 30th day of March, 1999.



                                         --------------------------------------
                                         Notary Public in and for
                                         The State of Texas


[Notarial Seal or Stamp]


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